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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):    December 28, 1998




                               DEXTER CORPORATION
             (Exact name of registrant as specified in its charter)



         CONNECTICUT                                        1-5542                 06-0321410
(State or other jurisdiction of                    (Commission file number)     (I.R.S. Employer
       incorporation or organization)                                           Identification No.)


ONE ELM STREET,  WINDSOR LOCKS,  CONNECTICUT                                          06096
(Address of principal executive offices)                                              (Zip code)



Registrant's telephone number, including area code:  (860) 292-7675


N/A
(Former name, former address and former fiscal year, if changed since last report.)

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ITEM 2  -  ACQUISITION OF ASSETS

On July 7, 1998, Dexter Corporation ("Dexter") announced its intention to acquire the remaining 48% equity in Life Technologies, Inc. ("LTI") that it did not currently own. Dexter made a proposal to the LTI Board of Directors to acquire the approximately 11.3 million shares of LTI common stock it did not own at a price of $37 per share. The offer was to be financed through Dexter's available cash and a committed credit facility arranged by First Chicago Capital Markets, Inc. The offer was subject to the approval of LTI's Board of Directors.

On October 27, 1998, a special committee of independent directors of the LTI Board that had been considering Dexter's proposal advised Dexter that it would not recommend approval of its offer.

On November 2, 1998, Dexter commenced a tender offer, for $37 per share in cash, for all outstanding shares of common stock of LTI that it did not currently own. Consummation of the tender offer was conditioned upon Dexter receiving sufficient shares to own at least 80 percent of all outstanding LTI shares on a fully diluted basis. The offer was scheduled to expire on December 1, 1998. As of December 1, 1998, approximately 2.3 million shares of LTI common stock had been tendered and not withdrawn. On December 2, 1998, Dexter extended the tender offer until December 4, 1998 with all other terms of the offer remaining the same.

On December 7, 1998, Dexter revised its offer to acquire all the shares of LTI that it did not own to increase the offer price to $39.125 per share in cash, eliminate the minimum share condition to the original tender offer, and extend the expiration of the tender offer to December 22, 1998.

On December 22, 1998, Dexter completed its tender offer. Approximately 5.5 million shares of LTI common stock had been tendered and not withdrawn, representing approximately 22% of all issued and outstanding LTI shares. The total cost of the 5.5 million shares tendered was approximately $216 million which was financed through a $300 million credit agreement among Dexter Corporation, The First National Bank of Chicago, Bank of America National Trust and Savings Association, Fleet National Bank, and the Lenders named therein, dated December 15, 1998. As a result of the acquisition of these shares, Dexter owns an aggregate of approximately 17.8 million shares or approximately 71% of the total number of issued and outstanding shares.


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ITEM 7  - FINANCIAL STATEMENTS AND EXHIBITS



(a)   Financial Statements of Business Acquired

The following audited financial statements will be filed on or before March 15, 1999:

    Consolidated Statement of Financial Position at December 31, 1997

    Consolidated Statement of Income for the twelve months ended December 31,
    1997

    Consolidated Statement of Cash Flows for the twelve months ended December 31, 1997

The following unaudited interim financial statements will be filed on or before March 15, 1999:

    Consolidated Statement of Financial Position at September 30, 1998

    Consolidated Statement of Income for the nine months ended September 30,
    1998

    Consolidated Statement of Cash Flows for the nine months ended September 30, 1998




(b)   Pro Forma Financial Information

The following pro forma consolidated financial statements will be filed on or before March 15, 1999:

   Pro Forma Consolidated Statement of Financial Position at September 30, 1998

   Pro Forma Consolidated Statement of Income for the twelve months ended December 31, 1997 and for the nine months ended September 30, 1998



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ITEM 7  - FINANCIAL STATEMENTS AND EXHIBITS  (CONTINUED)



(c) Exhibits


Exhibit No.                   Description
-----------                   -----------
Exhibit 4E                    Five Year, $300,000,000
                              Credit Agreement among Dexter Corporation, The
                              First National Bank of Chicago, Bank of America
                              National Trust and Savings Association, Fleet
                              National Bank, and the Lenders named therein,
                              dated December 15, 1998


Exhibit 4F                    364 Day, $300,000,000
                              Credit Agreement among Dexter Corporation, The
                              First National Bank of Chicago, Bank of America
                              National Trust and Savings Association, Fleet
                              National Bank, and the Lenders named therein, dated December 15, 1998


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    DEXTER CORPORATION
                                    (Registrant)



Date   January 12, 1999             /s/ Kathleen Burdett
       -------------------          ---------------------------------
                                    Kathleen Burdett
                                    Vice President and
                                    Chief Financial Officer
                                    (Principal Financial Officer)





Date   January 12, 1999             /s/  Glenn E. Tynan
       -------------------          ---------------------------------
                                    Glenn E. Tynan
                                    Controller
                                    (Principal Accounting Officer)


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                               INDEX TO EXHIBITS


Exhibit No.                   Description
-----------                   -----------
Exhibit 4E                    Five Year, $300,000,000
                              Credit Agreement among Dexter Corporation, The
                              First National Bank of Chicago, Bank of America
                              National Trust and Savings Association, Fleet
                              National Bank, and the Lenders named therein,
                              dated December 15, 1998


Exhibit 4F                    364 Day, $300,000,000
                              Credit Agreement among Dexter Corporation, The
                              First National Bank of Chicago, Bank of America
                              National Trust and Savings Association, Fleet
                              National Bank, and the Lenders named therein, dated December 15, 1998


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